Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Financial System, Inc. Appoints Savneet Singh as New Independent Director

SYRACUSE, N.Y. — September 26, 2024 — Community Financial System, Inc. (the “Company”) (NYSE: CBU) announced today the appointment of Savneet Singh to its Board of Directors (the “Board”) as a new independent director, effective as of October 1, 2024. Mr. Singh is the Chief Executive Officer (“CEO”) and President of PAR Technology Corporation (NYSE: PAR) and President of ParTech, Inc. (“ParTech”). Headquartered in Upstate New York, PAR Technology Corporation (“PAR”) is a global food service technology company providing leading omnichannel cloud-based software and hardware solutions to the restaurant and retail industries.

Mr. Singh joined PAR’s Board of Directors in April 2018, was appointed PAR’s Interim CEO and President and Interim President of ParTech in December 2018, and since March 2019, has served as the CEO and President of PAR and President of ParTech. In addition to his service on PAR’s Board of Directors, Mr. Singh has previously served on the Boards of a number of public and private companies including the Boards of CDON AB (NASDAQ Nordic: CDON), Blockchain Power Trust (TSXV: BPWR.UN; TEP.DB), Sharp Spring, Inc. (NASDAQ: SHSP), Osprey Technology Acquisition Corp. (NYSE: SFTW.U), and TCGplayer, Inc.

Mr. Singh’s appointment expands the Company’s Board to 13 Directors, 12 of whom are independent. Mr. Singh was also appointed to the Board of Directors of Community Bank, N.A. (the “Bank”), the Company’s wholly-owned banking subsidiary. Mr. Singh will serve on the Bank’s and the Company’s joint Risk Committee and as one of the Board’s representatives to the Company’s Technology Committee.

“We are pleased to welcome Savneet Singh as a new independent director to the Board of Community Financial System, Inc. and Community Bank, N.A.,” said Eric E. Stickels, Chair of the Board. “His experience with public companies, venture capitalism, entrepreneurship, digital technology, and mergers and acquisition will add to the depth and experience of the Board. His appointment reflects the Board’s continued focus on enhancing the Board’s depth of experience and diversity to ensure an appropriate level of expertise and perspective to provide effective oversight of the Company and its subsidiaries.”

Dimitar Karaivanov, President and Chief Executive Officer, stated “Savneet brings to our Company the highly additive perspective of a sitting CEO of a fast growing and transforming public technology company, in addition to his deep immersion in the fintech ecosystem. Furthermore, he is a terrific match with our core values and commitment to our local markets. I am excited to leverage his expertise as we continue to focus on returning above average returns with below average risk.”

Mr. Singh received his B.S. in Applied Economics and Management from Cornell University where he serves on the Dyson Advisory Committee. He has received numerous awards including the Forbes 30 under 30 and Crain’s New York Business 40 under 40.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking, employee benefit services, insurance services and wealth management. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $15 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 75 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Wealth Management operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company visit www.cbna.com or www.communityfinancialsystem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of the Company’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from recent bank failures; current and future economic and market conditions, including the effects on commercial real estate and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on the Company’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing pending merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from the Company’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on the Company’s website at https://ir.communityfinancialsystem.com and on the SEC’s website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.